Exhibit 99.1

BioDelivery Sciences Receives Non-Approvable Notification

from FDA on Emezine®

Company Has Requested a Meeting with the FDA to Gain Clarity on Notification

MORRISVILLE, N.C – March 1, 2006 - BioDelivery Sciences International, Inc. (NASDAQ:BDSI), a specialty biopharmaceutical company, has received a non-approvable letter from the U.S. Food and Drug Administration (FDA) for the company’s new drug application (NDA) for Emezine®, a buccal tablet formulation of prochlorperazine maleate for the treatment of severe nausea and vomiting. The letter was received on February 28, 2006.

The non-approvable letter stated that additional information would be required to address remaining questions. BDSI has requested a meeting with the FDA regarding their notification and will use the outcome of this meeting to evaluate the direction it intends to pursue regarding Emezine®.

Dr. Mark A. Sirgo, President and CEO of BDSI, stated, “We are extremely surprised and disappointed by the FDA’s decision in light of the fact that we strictly adhered to the development program that was outlined in our pre-NDA meeting with FDA in March of 2004. It is clear based on FDA’s comments that they are now, among other things and contrary to our previous expectations, seeking additional data on the product. We will take the next few days, in conjunction with our licensing and distribution partners, to consider our options in responding to and working with FDA on this matter. We have put in a meeting request today and plan to act quickly to resolve the situation. In the meantime, we will maintain focus on our flagship BEMATM Fentanyl product, which is now progressing through Phase III, and on the other products and formulations in our pipeline.”

Emezine® is an oral transmucosal (drug absorbed directly through the mucosa of the mouth) medication for the treatment of nausea and vomiting. The current alternatives to oral tablets are injections and suppositories. BDSI licenses Emezine® on an exclusive basis in the U.S. from Reckitt Benckiser Healthcare (UK) Limited. The Emezine® tablets are proposed to be manufactured for BDSI by Reckitt Benckiser, which currently distributes a similar product in the United Kingdom. TEAMM Pharmaceuticals, a subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI), has contracted to be BDSI’s distribution partner for Emezine®.

BDSI is also working on BEMA™ Fentanyl, a treatment for “breakthrough” cancer pain, and expects to complete its Phase III BEMA™ Fentanyl trials during the second half of 2006. BEMA™ Fentanyl is an oral adhesive disc formulation of the narcotic fentanyl. Additionally, BDSI will be conducting Phase I trials with BEMA™ LA, its second analgesic in the BEMA™ technology, in the first quarter of 2006 and plans to initiate Phase III trials in the second half of 2006.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. is a specialty biopharmaceutical company that is exploiting its licensed and patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, clinically-significant new formulations of proven therapeutics targeted at “acute” treatment opportunities such as pain, anxiety, nausea and vomiting, and infections. The company’s drug delivery technologies include: (i) the patented Bioral® nanocochleate technology, designed for a potentially broad base of applications, and (ii) the patented BEMA™ (transmucosal or mouth) drug delivery technology. The company’s headquarters are located in Morrisville, North Carolina and its principal laboratory is located in Newark, New Jersey. For more information please visit www.bdsinternational.com.

Forward-Looking Statements

Note: Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such statement may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the results of additional clinical trials and FDA review of the Company’s formulations and products, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Contact:

Investor Relations Group

Vince Daniels (Investor Relations)

Janet Vasquez (Public Relations)

212-825-3210